CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Viacom Inc. for the registration of 105,804,115 shares of Class B common stock, $1,069,870,865 of 8% exchangeable subordinated debentures, 56,895,733 contingent value rights, 30,567,739 three-year warrants and 18,340,643 five-year warrants and 21,397,417 shares of Series C cumulative exchangeable redeemable preferred stock and to the incorporation by reference therein of our reports dated August 27, 1993, except for Notes A and I, as to which the date is September 10, 1993, with respect to the consolidated financial statements and schedules of Paramount Communications Inc.
included in its Transition Report (Form 10-K) for the six months ended
April 30, 1993, as amended September 28, 1993, as further amended
September 30, 1993, and as futher amended March 21, 1994, all filed with the Securities and Exchange Commission.




                                       /s/ Ernst & Young

                                       ERNST & YOUNG

New York, New York
May 31, 1994